UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report: April 19, 2007

SAIC, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33072	20-3562868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 826-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Retirement of Officer

On April 20, 2007, George T. Singley, III, Group President of SAIC, Inc., announced his upcoming retirement from the company. Mr. Singley, who is currently President of the company’s Engineering, Training and Logistics Group, will resign his positions as Group President and Executive Vice President effective June 2, 2007, after which he will continue to provide consulting services to the company through April 2008. Larry J. Peck, who is currently President of the company’s Enterprise and Infrastructure Solutions Group, will also resign as a Group President effective June 2, 2007, after which he will continue to serve as an Executive Vice President of the company and assist with business development and operational improvements.

In connection with these resignations, the company announced certain changes in its group and business unit organizational structure. Charles F. Koontz will become President of the newly-named IT and Network Solutions Group, while Joseph W. Craver, III will become President of the Infrastructure and Product Solutions Group. Deborah H. Alderson will continue as President of the Defense Solutions Group and Lawrence B. Prior will continue as the President of the Intelligence, Security, and Technology Group.

(d) Appointment of Director

On April 19, 2007, Dr. Miriam (Mim) John was appointed as a director of SAIC, Inc. to fill a vacancy on the Board of Directors, effective June 8, 2007.

Dr. John retired from Sandia National Laboratories in September 2006, after having served as Vice President of Sandia’s California Division from April 1999 to September 2006. She previously served in a number of managerial and technical roles for Sandia from 1982 to 1999. Dr. John is a member of the Department of Defense’s Defense Science Board and Threat Reduction Advisory Committee, and the National Research Council’s Naval Studies Board.

In connection with her election, Dr. John will be entitled to receive the standard remuneration provided to the company’s non-management directors. This remuneration includes (i) an annual cash retainer in the amount of $50,000, (ii) fees of $1,500 for each meeting of the Board that she attends and $2,000 for each meeting of any committee of which she is a member that she attends, (iii) an inducement stock grant consisting of 3,000 shares of the company’s class A preferred stock and (iv) an annual grant of options and shares of restricted stock. Dr. John has not yet been appointed to any committees of the Board of Directors. There are no related party transactions between Dr. John and the company.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SAIC, INC.

Date: April 23, 2007	By:	/s/ DOUGLAS E. SCOTT
Douglas E. Scott
	Its:	Senior Vice President
General Counsel and Secretary

3